Exhibit 99.1

THIS FOURTH AMENDING AGREEMENT dated as of the 20th day of September, 2006

BETWEEN:

SMTC MANUFACTURING CORPORATION OF CALIFORNIA

SMTC MANUFACTURING CORPORATION OF WISCONSIN

SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS

SMTC MEX HOLDINGS, INC.

collectively as US Borrowers

- and -

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL),

formerly known as Congress Financial Corporation (Central)

as Lender and US Collateral Agent

WHEREAS US Borrowers, Lender and US Collateral Agent entered into a loan agreement dated June 1, 2004 (the “Loan Agreement”) pursuant to which certain credit facilities were established in favour of US Borrowers;

AND WHEREAS US Borrowers, Lender and US Collateral Agent entered into a subsequent amending agreement in respect of the Loan Agreement dated March 10, 2005 (the “Original Amending Agreement”) amending certain terms and conditions of the Loan Agreement;

AND WHEREAS US Borrowers, Lender and US Collateral Agent entered into a first amending agreement in respect of the Loan Agreement dated March 31, 2005 (the “First Amending Agreement”) amending certain terms and conditions of the Loan Agreement and providing that the terms of the First Amending Agreement supercede and replace, in its entirety, the Original Amending Agreement to the effect that the Original Amending Agreement is deemed to have had no force and effect and to the same extent as if it had never been executed and delivered;

AND WHEREAS US Borrowers, Lender and US Collateral Agent entered into a second amending agreement in respect of the Loan Agreement dated August 17, 2005 (the “Second Amending Agreement”) amending certain terms and conditions of the Loan Agreement;

AND WHEREAS US Borrowers, Lender and US Collateral Agent entered into a third amending agreement in respect of the Loan Agreement dated June 12, 2006 (the “Third Amending Agreement”) amending certain terms and conditions of the Loan Agreement;

AND WHEREAS US Borrowers, Lender and US Collateral Agent entered into an extension letter in respect of the Loan Agreement dated August 1, 2006 (together with the First Amending Agreement, the Second Amending Agreement and the Third Amending Agreement, the “Amending Agreements”);

AND WHEREAS the parties wish to enter into this agreement to amend certain terms and conditions of the Loan Agreement and the other Financing Agreements;

NOW THEREFORE THIS FOURTH AMENDING AGREEMENT WITNESSES THAT in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the parties hereto agree to amend the Loan Agreement and the other Financing Agreements as provided herein.

Section 1 General

In this Fourth Amending Agreement, unless otherwise defined or the context otherwise requires, all capitalized terms shall have the respective meanings specified in the Loan Agreement.

Section 2 To be Read with Loan Agreement

This Fourth Amending Agreement is an amendment to the Loan Agreement. Unless the context of this Fourth Amending Agreement otherwise requires, the Loan Agreement, the Amending Agreements and this Fourth Amending Agreement shall be read together and shall have effect as if the provisions of the Loan Agreement, the Amending Agreements and this Fourth Amending Agreement were contained in one agreement. The term “Agreement” when used in the Loan Agreement means the Loan Agreement as amended by the Amending Agreements and this Fourth Amending Agreement, together with all amendments, modifications, supplements, extensions, renewals, restatements, replacements and novations thereof from time to time.

Section 3 No Novations

Nothing in this Fourth Amending Agreement, nor in the Loan Agreement when read together with the Amending Agreements and this Fourth Amending Agreement, shall constitute a novation, payment, re-advance or reduction or termination in respect of any Obligations.

Section 4 Amendments to Loan Agreement

(a)	Section 1 (“Definitions”) of the Loan Agreement is amended by adding the following definitions in their respective proper alphabetical order:

“1.4A “Applicable Margin”

“Applicable Margin” shall mean the corresponding percentages per annum as set forth in the table below. The Applicable Margin shall be determined and adjusted quarterly on the date (each, a “Calculation Date”) on which each US Borrower provides (or is required to provide) an Officer’s

Compliance Certificate pursuant to Section 9.6(a)(i) for the most recently ended fiscal quarter of SMTC Corporation; provided, however, that (a) the Applicable Margin shall be based on Level III until the first Calculation Date occurring after the Closing Date and thereafter the Level shall be determined by reference to the Senior Leverage Ratio as of the last day of the most recently ended fiscal quarter of SMTC Corporation preceding the applicable Calculation Date and (b) if US Borrowers fail to provide the Officer’s Compliance Certificate as required by Section 9.6(a)(i) for the most recently ended fiscal quarter of SMTC Corporation preceding the applicable Calculation Date, the Applicable Margin for such Calculation Date shall be based on Level I until such time as such Officer’s Compliance Certificate is provided, at which time the Level shall be determined by reference to the Senior Leverage Ratio as of the last day of the most recently ended fiscal quarter of SMTC Corporation preceding such Calculation Date. The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date.

Level	Senior Leverage Ratio	Applicable Margin
Level I	> 2.75 x	7.00%
Level II	≥ 2.50 x and ≤ 2.75 x	6.00%
Level III	< 2.50 x	5.00%

1.5A “Banking Day”

“Banking Day” shall mean a day on which banks are open for business in Toronto, Ontario; New York, New York; and London, England.

1.30A “Closing Date”

“Closing Date” shall mean September 20, 2006.

1.33A “Default”

“Default” shall mean an event, circumstance or omission which, with any of the giving of notice, a lapse of time or a failure to remedy the event, circumstance or omission within a lapse of time, would constitute an Event of Default.

1.61A “Interest Payment Date”

“Interest Payment Date” shall mean the first Business Day of each calendar month, the first Interest Payment Date being October 2, 2006 and the last Interest Payment Date being the Maturity Date.

1.61B “Interest Period”

“Interest Period” shall mean a period, the first being the period from and including the Closing Date to and including October 2, 2006 and thereafter being each monthly period from and including the Interest Payment Date of the preceding period to and including the next Interest Payment Date except that the last Interest Period will terminate on the Maturity Date.

1.69A “Libor Rate”

“Libor Rate” shall mean, for each Interest Period, the rate of interest per annum (expressed as a percentage on the basis of a 360-day year) being the rate shown on Telerate page 3750 (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) (at or about 11:00 a.m. London time) on the day which is two (2) Banking Days before the first day of such Interest Period for offering deposits in US Dollars for a period comparable to the applicable Interest Period and in an amount similar to the indebtedness outstanding under Term Loan B and if different rates are quoted for offering deposits in US Dollars in varying amounts, in an amount which is closest to the amount of indebtedness under Term Loan B, and if for any reason, the Telerate rates are not available, then the Libor Rate will be the rate of interest per annum (expressed as a percentage calculated on the basis of a 360-day year) equal to the average (rounded upward to the nearest whole multiple of 1/16 of one (1%) percent per annum) of the rates per annum which leading banks in the London interbank markets are offering deposits in US Dollars and for the said amount for a period equal to the relevant Interest Period appearing on the Reuters Screen LIBO Page (at or about 11:00 a.m. London time) on the day which is two (2) Banking Days before the first day of such Interest Period; provided that, at no time shall the Libor Rate for any Interest Period be less than three (3%) percent per annum.

1.72A “Maturity Date”

“Maturity Date” shall mean the date which is the earlier to occur of (i) October 15, 2007; and (ii) the termination or non-renewal by Lender of the Loan Agreement pursuant to the terms thereof.

1.75A “Mexican Obligor Collateral”

“Mexican Obligor Collateral” shall mean (a) all of the undertaking, property and assets, present and future, real and personal, of each of the Mexican Obligors and (b) Inventory, machinery, equipment and leasehold improvements owned by SMTC Mex Holdings, Inc. located in Mexico, in each case now or hereafter pledged, charged, assigned, transferred and/or encumbered to secure, either directly or indirectly, repayment of any of the Obligations.

1.75B “Mexican Obligors”

“Mexican Obligors” shall mean each of SMTC de Chihuahua, S.A. de C.V. and Radio Componentes de Mexico, S.A. de C.V.

1.75C “Mexican Security Documents”

“Mexican Security Documents” shall mean the security documents set forth on Schedule 1.75C attached hereto.”

1.80A “Officer’s Compliance Certificate”

“Officer’s Compliance Certificate” shall have the meaning set forth in Section 9.6(a)(i) hereof.

1.80B “Orderly Liquidation Value”

“Orderly Liquidation Value” shall mean the US Dollar Amount to be realized from any orderly liquidation of the Mexican Obligor Collateral net of the amount of all deductions for all commissions, taxes and other liquidation costs, as evidenced by an appraisal of such Mexican Obligor Collateral conducted, at the cost of US Borrowers, by an appraiser acceptable to Lender, such appraisal to be in form, scope and methodology acceptable to Lender and addressed to Lender or upon which Lender is permitted to rely.

1.90A “Senior Debt”

“Senior Debt” shall mean, at any time, the outstanding amount of the Obligations and all other indebtedness of SMTC Corporation and its Subsidiaries, calculated on a consolidated basis and in accordance with GAAP, secured by valid and perfected first priority Liens on any property, assets or undertaking of such Persons.

1.90B “Senior Leverage Ratio”

“Senior Leverage Ratio” shall mean, at any time, the ratio of Senior Debt to the rolling four (4) quarter EBITDA of SMTC Corporation and its Subsidiaries calculated on a consolidated basis and in accordance with GAAP.

1.99A “Term Loan B”

“Term Loan B” shall mean the term loan denominated in US Dollars made by Lender to US Borrowers as provided for in Section 2.5 hereof.

1.99C “Term Loan B Participant”

“Term Loan B Participant” shall mean Ableco Finance LLC and its successors and assigns.”

(b)	Section 1.62 (“Interest Rate”) of the Loan Agreement is amended by adding the following new paragraph (c) to the end thereof:

“(c) as to Term Loan B, the Libor Rate for the applicable Interest Period plus the Applicable Margin; provided that “Interest Rate” shall mean an annual rate of interest of two (2%) percent per annum in excess of the Libor Rate for the applicable Interest Period plus the Applicable Margin at Lender’s option, without notice, on non-contingent Obligations (i) for the period on and after the date of termination or non-renewal hereof until such time as Lender has received full and final payment of all such Obligations and (ii) for the period from and after the date of the occurrence of an Event of Default so long as such Event of Default is continuing as determined by Lender (notwithstanding entry of any judgment against any US Borrower); provided further that in no event shall the Interest Rate exceed the maximum permitted by Section 8.7(a) of the Intercreditor Agreement.”

(c)	Section 1.71 (“Loans”) of the Loan Agreement is amended by deleting this definition and replacing it with the following:

“1.60 “Loans”

“Loans” shall mean the Revolving Loans, the Term Loan and Term Loan B.”

(d)	Section 1.111 (“US Maximum Credit”) of the Loan Agreement is amended by deleting this definition and replacing it with the following:

“1.111 “US Maximum Credit”

“US Maximum Credit” shall mean the amount of US$35,000,000 or the Equivalent Amount in Canadian Dollars.”

(e)	Section 2 (“Credit Facilities”) of the Loan Agreement is amended by adding the following new Section 2.5:

“2.5 Term Loan B

Term Loan B shall be made available to US Borrowers by Lender on the Closing Date subject to the terms and conditions contained herein:

(a)	Term Loan B shall be available on the Closing Date to US Borrowers in the original principal amount equal to US$10,000,000.

(b)	Repayment of principal amounts of Term Loan B shall be made in quarterly installments of US$250,000 commencing on January 2, 2007 with the final payment due in respect thereof (together with all outstanding interest thereon) payable on the Maturity Date. Any amounts repaid in respect of Term Loan B may not be reborrowed.

(c)	Term Loan B shall be (i) evidenced by a term promissory note (the “Term Loan B Note”) in such principal amount as of the Closing Date; (ii) shall be repaid together with interest and other amounts in accordance with this Agreement, the Term Loan B Note and the other Financing Agreements; and (iii) secured by the Collateral including, without limitation, the Mexican Obligor Collateral.

(d)	All repayments on account of Term Loan B made from time to time shall be applied to permanently reduce the aggregate amount of Term Loan B;

(e)	US Borrowers agree to pay Lender the following fees in respect of Term Loan B:

(i)	on the Closing Date, a closing fee in an amount equal to two (2%) percent of Term Loan B, such closing fee shall be fully earned as of and payable on the Closing Date;

(ii)	on each anniversary of the Closing Date, an anniversary fee in an amount equal to three-quarters of one (0.75%) percent of Term Loan B then outstanding, such anniversary fee shall be fully earned and payable on each anniversary of the Closing Date; and

(iii)	on the Closing Date, an amendment fee in an amount of US$50,000.

(f)	Notwithstanding any other term of this Agreement, US Borrowers shall use the proceeds of Term Loan B only to: (i) fund general operating, working capital and other proper corporate purposes of US Borrowers not otherwise prohibited by the terms hereof, and (ii) pay costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements and the funding of Term Loan B.

(g)	If for any reason this Agreement is terminated prior to the end of the term of this Agreement, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender’s lost profits as a result thereof, US Borrowers agree to pay to Lender, upon the effective date of such termination, a Term Loan B early termination fee in US Dollars in the amount set forth below if such termination is effective in the period indicated:

	Amount		Period

(A)	1% of the outstanding Term Loan B	-	From the Closing Date to but not including the first anniversary of the Closing Date; provided that no such fee shall be payable if Term Loan B is repaid in full as part of a merger or acquisition in such period

(B)	1% of the outstanding Term Loan B	-	On or after the first anniversary of the Closing Date to but not including the second anniversary of the Closing Date

(C)	0.5% of the outstanding Term Loan B	-	On or after the second anniversary of the Closing Date to but not including the third anniversary of the Closing Date

Such Term Loan B early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and US Borrowers agree that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such Term Loan B early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to US Borrowers or permit the use of cash collateral under any applicable reorganization or insolvency legislation. The Term Loan B early termination fee provided for in this Section 2.5 shall be deemed included in the Obligations.

(h)	Fifty (50%) percent of Excess Cash Flow for each fiscal year of SMTC Corporation (including the 2006 fiscal year of SMTC Corporation), calculated using the audited consolidated financial statements of SMTC Corporation delivered pursuant to Section 9.6(a)(ii), shall be applied at the discretion of Lender as a permanent repayment of the Term Loan or Term Loan B; provided that the foregoing repayment shall not be required in the event that US Excess Availability would not be greater than US$5,000,000 after giving effect to such repayment and US Excess Availability has not been greater than US$5,000,000 on every day in the immediately preceding fiscal quarter of SMTC Corporation.

For purposes of this Section, “Excess Cash Flow” means, in respect of any fiscal year of SMTC Corporation, EBITDA for SMTC Corporation and its Subsidiaries, calculated on a consolidated basis and in accordance with GAAP, less, to the extent not already deducted in determining such EBITDA:

(A)	interest and loan servicing fees paid or payable in respect of indebtedness during such period;

(B)	income taxes paid or payable for such period;

(C)	principal payments in respect of term indebtedness during such period; and

(D)	capital expenditures permitted pursuant to the Financing Agreements and Canadian Financing Agreements for such period.

(i)	The proceeds of any sale of Mexican Obligor Collateral (other than sales of Inventory of the Mexican Obligors and SMTC Mex Holdings, Inc. in the ordinary course of business) shall be applied to permanently reduce the aggregate amount of Term Loan B.

(f)	Section 2 (“Credit Facilities”) of the Loan Agreement is amended by adding the following new Section 2.6:

“2.6 Taxes

(a)	Except as described in the second sentence of this Section 2.6(a), any and all payments by US Borrowers and any Obligor to or for the account of Lender and Term Loan B Participant hereunder or under any other Financing Agreement shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes that are imposed on overall net income of Lender or Term Loan B Participant (and franchise taxes imposed in lieu thereof) by the state or jurisdiction under the laws of which Lender or Term Loan B Participant, as the case may be, is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the other Financing Agreements being hereinafter referred to as “Taxes”). If US Borrowers or any Obligor shall be required by law to deduct or pay any Taxes from or in respect of any sum payable hereunder or under any other Financing Agreements to Lender or Term Loan B Participant, (i) the sum payable by such Person shall be increased as may be necessary so that after such Person has made all required deductions and payments (including deductions and payments applicable to additional sums payable under this Section 2.6) Lender or Term Loan B Participant, as the case may be, receives an amount equal to the sum it would have received had no such deductions or payments been made, (ii) such Person shall make all such required deductions and (iii) such Person shall pay the full amount required to be deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)	In addition, and without limiting the provisions of Section 2.6(a) above, US Borrowers and each Obligor shall timely pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by such Person hereunder or under any other Financing Agreements or from the execution, delivery or registration or recordation of, performance under, or otherwise with respect to, this Agreement or the other Financing Agreements (hereinafter referred to as “Other Taxes”) to the relevant taxation authority or other authority in accordance with applicable law.

(c)	US Borrowers and each Obligor shall indemnify Lender and Term Loan B Participant for and hold it harmless against the full amount of any Taxes or Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.6, imposed on or paid by Lender and Term Loan B Participant and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes, or taxes were correctly or legally imposed or asserted by the relevant taxing authority. This indemnification shall be made within 30 days from the date Lender or Term Loan B Participant, as the case may be, makes written demand therefor. A certificate as to the amount of such liability or payment delivered by Lender or Term Loan B Participant, as the case may be, to US Borrowers or any Obligor shall be conclusive absent manifest error.

(d)	Within 30 days after the date of any payment of Taxes or Other Taxes, US Borrowers or the applicable Obligor, as the case may be, shall furnish to Lender, at its address referred to in Section 12.2, the original or a certified copy of a receipt evidencing such payment issued by the applicable taxing authority, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to Lender.

(e)	The provisions of this Section 2.6 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.”

(g)	Section 3.1(b) (“Interest”) of the Loan Agreement is amended by adding “and Term Loan B” to the end of the first sentence of Section 3.1(b).

(h)	Section 7.7 (“Access to Premises”) of the Loan Agreement is hereby deleted and replaced with the following:

“7.7 Access to Premises

From time to time as requested by Lender and/or US Collateral Agent (or Term Loan B Participant only in respect of the Mexican Obligors and the Mexican Obligor Collateral) or its designee, at the cost and expense of US Borrowers: (a) Lender and/or US Collateral Agent (or Term Loan B Participant only in respect of the Mexican Obligors and the Mexican Obligor Collateral) or its designee shall have complete access to all of each US Borrower’s and each Obligor’s premises during normal business hours and after notice to the applicable US Borrower or the applicable Obligor, or at any time and without notice to the applicable US Borrower or the applicable Obligor if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each US Borrower’s and each Obligor’s books and records, including, without limitation, the Records; (b) each US Borrower and each Obligor shall promptly furnish to Lender and/or US Collateral Agent (or Term Loan B Participant only in respect of the Mexican Obligors and the Mexican Obligor Collateral) or its designee such copies of such books and records or extracts therefrom as Lender and/or US Collateral Agent (or Term Loan B Participant only in respect of the Mexican Obligors and the Mexican Obligor Collateral) or its designee may request, and (c) Lender and/or US Collateral Agent (or Term Loan B Participant only in respect of the Mexican Obligors and the Mexican Obligor Collateral) or its designee shall be permitted to use during normal business hours such of each US Borrower’s and each Obligor’s personnel, equipment, supplies and premises as may be necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection by Lender and/or US Collateral Agent of Accounts and realization by Lender and/or US Collateral Agent of other Collateral.”

(i)	Section 9.6(a)(i) (“Financial Statements and Other Information”) of the Loan Agreement is hereby deleted and replaced with the following:

“(i) within thirty (30) days after the end of each fiscal month or within forty-five (45) days after the end of a fiscal month that is the month end of a fiscal quarter of SMTC Corporation, monthly unaudited financial statements of Canadian Borrower and US Borrowers and unaudited consolidating financial statements of SMTC Corporation (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Canadian Borrower, US Borrowers and SMTC Corporation and their respective Subsidiaries as of the end of and through such fiscal month together with, in the case of the monthly financial statements furnished after the end of a fiscal month that is the month end of a fiscal quarter of SMTC Corporation, a certificate of the chief financial officer of each US Borrower in form and content satisfactory to Lender (each, an “Officer’s Compliance Certificate”) setting out the Senior Leverage Ratio for the calculation of the Applicable Margin and for purposes of compliance with Section 9.26 and EBITDA for purposes of compliance with Section 9.22, each as at the end of the most recent fiscal quarter of SMTC Corporation, and the calculations used to determine such Senior Leverage Ratio and EBITDA and attaching the financial statements used to determine such Senior Leverage Ratio and EBITDA.”

(j)	Section 9.19 (“Costs and Expenses”) of the Loan Agreement is hereby deleted and replaced with the following:

“9.19 Costs and Expenses

US Borrowers shall jointly and severally pay to Lender, US Collateral Agent and Term Loan B Participant on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender’s, US Collateral Agent’s and Term Loan B Participant’s rights in the Collateral, this Agreement and the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including PPSA and UCC financing statements and other similar filing and recording fees and taxes, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all insurance premiums, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting cheques and other items of payment, and establishing and maintaining the Blocked Accounts, if any, and the Payment Accounts, together with Lender’s and Term Loan B Participant’s customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the Liens, US Collateral Agent and Term Loan B Participant, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender, US Collateral Agent and/or Term Loan B Participant arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender, US Collateral Agent and Term Loan B Participant during the course of periodic field examinations of the Collateral and any Obligor’s operations, plus a per diem charge at the rate of US$800 per person per day for Lender’s, US Collateral Agent’s and/or Term Loan B Participant’s examiners in the field and office; and (h) the reasonable fees and disbursements of counsel (including legal assistants) to Lender, US Collateral Agent and/or Term Loan B Participant in connection with any of the foregoing; provided that, so long as no Event of Default exists or has occurred and is continuing, (A) Term Loan B Participant shall limit audits of the Mexican Obligor Collateral to two (2) per year and updated business valuations and inventory and fixed asset appraisals of the Mexican Obligor Collateral to once per year and (B) total annual due diligence costs and expenses of Term Loan B Participant (including expenses with respect to audits, business valuations and appraisals) related to the Mexican Obligor Collateral excluding costs and expenses of Term Loan B Participant incurred prior to the Closing Date shall not exceed US$40,000 per annum.”

(k)	Section 11.5 (“Indemnification”) of the Loan Agreement is hereby deleted and replaced with the following:

“11.5 Indemnification

Each US Borrower shall jointly and severally indemnify and hold Lender, US Collateral Agent and Term Loan B Participant and their respective directors, agents, employees and counsel (each, an “Indemnified Person”) harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel; provided, however, that a US Borrower shall not be liable for any indemnification to an Indemnified Person to the extent such losses, claims, damages, liabilities, costs or expenses results from that Indemnified Person’s gross negligence or willful misconduct as determined by a final and non-appealable judgment or court order binding on such Indemnified Person. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, US Borrowers shall pay the maximum portion which it is permitted to pay under applicable law to such Indemnified Person in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.”

(l)	Section 12.4 (“Successors”) of the Loan Agreement is hereby deleted and replaced with the following:

“12.4 Successors, Assignments, Participations and Registers

(a)	This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, US Collateral Agent and US

Borrowers and their respective successors and assigns, except that US Borrowers may not assign their respective rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender and/or US Collateral Agent may assign their respective rights and delegate their respective obligations under this Agreement and the other Financing Agreements including, without limitation, Lender’s interest in all or any portion of the Loans, the Letter of Credit Accommodations or any other interest related thereto, to any Person; provided, however, that, except as otherwise provided in the penultimate sentence of this Section 12.4(a), Lender and/or US Collateral Agent shall give prompt written notice of any such assignment or delegation to US Borrowers. Lender may also sell participation interests in all or any portion of the Loans, the Letter of Credit Accommodations or any other interest related thereto to any Person without notice to US Borrowers or any other Person. Any assignee or participant shall have the same rights and benefits as it would have if it were the Lender hereunder (except as may be otherwise provided for by the terms of any such assignment or participation). Subject to the penultimate sentence of this Section 12.4(a), at any time prior to the occurrence of an Event of Default, any assignment or participation shall not, as of the effective date of such assignment or participation, create any withholding tax obligations of a US Borrower in respect of payments to be made to or for an assignee or participant of Lender that is organized under the laws of a jurisdiction outside the US and which withholding tax obligations arise solely from the fact that such assignee or participant is organized under the laws of a jurisdiction outside the US. Notwithstanding anything to the contrary contained in this Section 12.4(a), Lender may assign any or all of its rights under the Loan Agreement and the other Financing Agreements in respect of Term Loan B to an affiliate of Lender or an Approved Fund (as defined below) of Lender, in each case without delivering notice thereof to US Borrowers and without regard to any limitation set forth above; provided that (1) US Borrowers may continue to deal solely and directly with Lender until such notice has been delivered to US Borrowers and (2) the failure of Lender to notify US Borrowers of such assignment shall not affect the legality, validity or binding effect of such assignment, which shall be effective on the date such assignment is recorded in the Related Party Register (as defined in Section 12.4(b) below). As used herein, “Approved Fund” shall mean with respect to any Lender that is a fund or similar investment vehicle that makes or invests in commercial loans, any other fund or similar investment vehicle that invests in commercial loans which is managed or advised by the same investment advisor as such Lender or by an affiliate of such investment advisor.

(b)	Each US Borrower shall maintain, or cause to be maintained, a register (the “Register”) for the recordation of the names and addresses of Lender and any assignees of all or any portion of Lender’s interest in the Loans (collectively, “Loan Assignees”), and the principal amount of the Loans (and stated interest thereon) (the “Registered Loan”) held by Lender and each Loan Assignee from time to time. The Register shall be available for inspection by each US Borrower, Lender and any Loan Assignee at any reasonable time and from time to time upon reasonable prior notice. In the case of an assignment by Lender to any of is Approved Funds or affiliates that is not reflected in the Register and notice has not been delivered to US Borrowers pursuant to the second last sentence of Section 12.4(a), the assigning Lender shall maintain a comparable register on behalf of US Borrowers (the “Related Party Register”). The Related Party Register shall be available for inspection by US Borrowers at any reasonable time and from time to time upon prior reasonable notice.

(c)	Subject to the other terms of this Section 12.4, any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same which shall expressly so provide) may be effected only by registration of such assignment or sale on the Register (or the Related Party Register, as the case may be), which registration on the Register each US Borrower shall effect immediately upon receipt of assignment documentation, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), each US Borrower shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

(d)	In the event that Lender sells participations in a Registered Loan, Lender shall, acting solely for this purpose as a non-fiduciary agent of each US Borrower, maintain, or cause to be maintained, at its office, a copy of any participation agreement relating to the Registered Loans and a register on which it enters the name and address of all participants in the Registered Loans held by it and the principal amount thereof (and stated interest thereon) (the “Participant Register”). Subject to the other terms of this Section 12.4, any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by each US Borrower at any reasonable time and from time to time upon reasonable prior notice.

(e)	Lender may at any time and from time to time pledge or grant a security interest in all or any portion of its rights under this Agreement, the other Financing Agreements and the Loans as collateral security to secure obligations of Lender, affiliates of Lender or funds or accounts managed by Lender or by an affiliate of Lender (and any such initial or subsequent pledgee or grantee, as the case may be, may in turn at any time and from time to time pledge or grant a security interest in all or any portion of such rights and Loans as collateral security to secure obligations of such Person, affiliates of such Person or funds or accounts managed by such Person or by an affiliate of such Person); provided that neither such initial nor any subsequent pledge or grant of a security interest shall in any event (i) release Lender from any of its obligations hereunder, and (ii) substitute any such pledgee or grantee for Lender as a party hereto with any rights or remedies hereunder or under any of the other Financing Agreements.”

(m)	The Loan Agreement is hereby amended by adding Schedule 1.75C attached hereto as a schedule to the Loan Agreement.

Section 5 Representations and Warranties

In order to induce Lender to enter into this Fourth Amending Agreement, each US Borrower represents and warrants to Lender as follows, which representations and warranties shall survive the execution and delivery hereof:

(a)	the representations and warranties set forth in Section 8 of the Loan Agreement continue to be true and correct as of the date hereof;

(b)	the execution, delivery and performance of this Fourth Amending Agreement and the transactions contemplated hereunder are all within its corporate powers, have been duly authorized and are not in contravention of law or the terms of its certificate of incorporation, by-laws or other organizational documentation, or any indenture, agreement or undertaking to which it is a party or by which it or its property is bound;

(c)	it has duly executed and delivered this Fourth Amending Agreement;

(d)	this Fourth Amending Agreement constitutes its legal, valid and binding obligation, enforceable against it by Lender and US Collateral Agent in accordance with its terms;

(e)	no Default or Event of Default exists;

(f)	it is in compliance with the covenants contained in Section 6, Section 7 and Section 9 of the Loan Agreement; and

(g)	as of June 30, 2006:

(i)	SMTC Mex Holdings, Inc. owns Inventory located in Mexico with a net book value of US$22,198,726 and machinery, equipment and leasehold improvements located in Mexico with a net book value of US$3,200,000;

(ii)	Radio Componentes de Mexico, S.A. de C.V. owns land and buildings with a net book value of US$2,245,900; and

(iii)	SMTC de Chihuahua, S.A. de C.V. owns equipment with a net book value of US$4,721,800.

Section 6 Conditions Precedent

This Fourth Amending Agreement shall not be effective until each of the following conditions has been met to the satisfaction of Lender or has been waived in writing (in whole or in part) by Lender in its sole discretion:

(a)	Lender has received, in form and substance satisfactory to Lender, an original copy of each of the following documents:

(i)	this Fourth Amending Agreement executed by each US Borrower and the other Obligors party hereto;

(ii)	a Term Loan B Note executed by US Borrowers;

(iii)	a post-closing matters agreement executed by US Borrowers with respect to the Mexican Security Documents;

(iv)	documentation in connection with corporate actions and proceedings which Lender may have requested in connection herewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

(v)	a certificate of incumbency executed by each US Borrower and the Mexican Obligors;

(vi)	all consents, approvals, waivers, acknowledgements and other agreements from third parties which Lender may deem necessary or desirable in order to give effect to the provisions or purposes of this Fourth Amending Agreement including, without limitation, any consents required pursuant to the Intercreditor Agreement; and

(vii)	originals or copies, as determined by Lender, of such other documents, instruments and legal opinions as are required by Lender including, without limitation, all other documents, instruments and legal opinions listed on the closing agenda attached hereto as Schedule A relating to the transactions contemplated herein;

(b)	US Borrowers have paid all fees, expenses and disbursements, including, without limitation, reasonable legal fees, incurred by or payable to Lender in connection with this Fourth Amending Agreement;

(c)	all requisite corporate actions and proceedings and searches and registrations in connection with this Fourth Amending Agreement, the Collateral, the Mexican Obligor Collateral and the Mexican Security Documents shall have been completed and Lender has been provided with satisfactory evidence, in its sole discretion, that the Mexican Security Documents have granted Lender a valid and enforceable first-ranking Lien in and to the Mexican Obligor Collateral;

(d)	no Default or Event of Default exists;

(e)	no material adverse change shall have occurred with respect to any US Borrower or any Obligor since the date of Lender’s latest field examination and no change or event shall have occurred which would have a material adverse effect on any US Borrower or any Obligor; and

(f)	satisfactory completion of all legal, financial and environmental due diligence in connection with this Fourth Amending Agreement, the Collateral, the Mexican Obligor Collateral and the making of Term Loan B.

Section 7 Expenses

Each US Borrower shall jointly and severally pay all fees, expenses and disbursements including, without limitation, reasonable legal fees, incurred by or payable to Lender and Term Loan B Participant in connection with the preparation, negotiation, completion, execution, delivery and review of this Fourth Amending Agreement and all other documents and instruments arising therefrom and/or executed in connection therewith, the making of Term Loan B and the transactions contemplated by this Fourth Amending Agreement.

Section 8 Continuance of Loan Agreement and Security

(a)	The Loan Agreement, as changed, altered, amended or modified by the Amending Agreements and this Fourth Amending Agreement, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for in the Amending Agreements and herein.

(b)	It is agreed and confirmed that after giving effect to this Fourth Amending Agreement, all security delivered by each US Borrower and any Obligor secures the payment of all of the Obligations including, without limitation, the obligations arising under the Loan Agreement, as amended by the terms of the Amending Agreements and this Fourth Amending Agreement.

(c)	US Collateral Agent hereby consents to the issuance of the Mexican Security Documents.

Section 9 Counterparts

This Fourth Amending Agreement may be executed in any number of separate original or facsimile counterparts, each of which shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 10 Governing Law

The validity, interpretation and enforcement of this Fourth Amending Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois without giving effect to principles of conflicts of laws.

IN WITNESS WHEREOF the parties hereto have executed this Fourth Amending Agreement as of the day and year first above written.

US COLLATERAL AGENT AND LENDER	US BORROWER

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL)	SMTC MANUFACTURING CORPORATION OF CALIFORNIA

By: /s/ Niall Hamilton	By: /s/ Jane Todd
Name: Niall Hamilton	Name: Jane Todd
Title: SVP	Title: SVP Finance & CFO

Address:	Address:

150 South Wacker Drive Chicago, Illinois 60606	2302 Trade Zone Boulevard San Jose, California
USA 95131

Fax: (312) 332-0424	Fax No: (408) 934-7101

US BORROWER	US BORROWER

SMTC MANUFACTURING CORPORATION OF WISCONSIN	SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS

By: /s/ Jane Todd	By: /s/ Jane Todd
Name: Jane Todd	Name: Jane Todd
Title: SVP Finance & CFO	Title: SVP Finance & CFO

Address:	Address:

2222 E. Pensar Drive	109 Constitution Blvd.
Appleton, Wisconsin USA	Unit 160 Franklin, Massachusetts USA

Fax No: (920) 739-4830	Fax No: (508) 520-9351

US BORROWER

SMTC MEX HOLDINGS, INC.

By: /s/ Jane Todd
Name: Jane Todd
Title: SVP Finance & CFO

Address:

635 Hood Road Markham, Ontario Canada, L3R 4N6

Fax No: (905) 479-5326

[Intentionally Left Blank]

Each of the undersigned Obligors hereby:

(a)	acknowledges, confirms and agrees that such Obligor’s Financing Agreements (as each of the same may have been amended, modified, supplemented, extended, renewed, restated or replaced) remain in full force and effect as at the date hereof in respect of the Obligations under the Loan Agreement;

(b)	acknowledges and confirms that such Obligor has received a copy of the Loan Agreement, each Amending Agreement and this Fourth Amending Agreement and understands the terms thereof;

(c)	acknowledges and confirms that the representations and warranties set forth in the Financing Agreements to which it is a party continue to be true and correct as of the date hereof; and

(d)	acknowledges and confirms that it is in compliance with the covenants set forth in the Financing Agreements to which it is a party as of the date hereof.

Dated as of the 20th day of September, 2006.

SMTC CORPORATION	SMTC MANUFACTURING CORPORATION OF NORTH CAROLINA

By: /s/ Jane Todd	By: /s/ Jane Todd
Name: Jane Todd Title: SVP Finance & CFO	Name: Jane Todd Title: SVP Finance & CFO

HTM HOLDINGS, INC.	RADIO COMPONENTES DE MEXICO, S.A. DE C.V.

By: /s/ Jane Todd	By: /s/ Jane Todd
Name: Jane Todd Title: SVP Finance & CFO	Name: Jane Todd Title: SVP Finance & CFO

SMTC DE CHIHUAHUA, S.A. DE C.V.

By: /s/ Jane Todd
Name: Jane Todd Title: SVP Finance & CFO

Schedule 1.75C

Mexican Security Documents

1.	Guarantee of US Borrowers given by Radio Componentes de Mexico, S.A. de C.V.;

2.	First mortgage on all property owned by Radio Componentes de Mexico, S.A. de C.V.; and

3.	Non-possessory pledge and deposit agreement over all of the assets owned by SMTC Mex Holdings, Inc. located at any time in Mexico.

Schedule A

Closing Agenda